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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into effective as of ________________ by and among Novations Acquisition Corp., a Delaware corporation (subject to Section 12(b) below, the "Company"), and Mr. Joe Hanson of ________________ (the "Executive"), and, with respect to Section 23 hereof, Provant, Inc., a Delaware corporation ("Provant").

         In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

         2. TERM. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years, commencing effective [the Effective Time] (the "Effective Date"). The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

         3. CAPACITY AND PERFORMANCE.

            (a) During the term hereof, the Executive shall serve as the Managing Director of the Company. In addition, and without further compensation, the Executive shall serve as a director and/or officer of the Company and/or one or more of the Company's Affiliates if so elected or appointed from time to time.

            (b) During the term hereof, the Executive shall be employed by the Company on a full-time basis, shall have all powers and duties consistent with his position as an executive officer of the Company, subject to the direction and control of the Company's Board of Directors (the "Board") and the Chief Executive Officer of Provant or its or his designees, and shall perform such other duties and responsibilities on behalf of the Company and its Affiliates as may reasonably be designated from time to time by the Board and the Chief Executive Officer of Provant or its or his designees consistent with the Executive's office as set forth above.

            (c) During the term hereof, the Executive shall devote substantially all of his full business time and his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by
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         the Board in writing or to the extent that any such activity or service does not materially and adversely affect the discharge of his duties and responsibilities hereunder.

                  (d) The Company shall not require the Executive to relocate or reassign the Executive to any location outside of Provo, Utah unless such location is within a twenty (20) mile radius of the location of the Executive's home as of the date hereof, nor shall the Executive's duties hereunder be materially changed, without the Executive's prior written consent.

         4. COMPENSATION AND BENEFITS. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and obligations, pursuant to this Agreement or otherwise:

                  (a) BASE SALARY. During the term hereof, the Company shall pay the Executive a base salary at the rate of One Hundred Seventy-Five Thousand ($175,000) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board or a compensation committee of the Board in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

                  (b) BONUS COMPENSATION. Executive shall be entitled to participate in such bonus plan as the Company provides to its executives generally, in accordance with the terms of that plan, as amended by the Company from time to time pursuant to which Executive may receive a bonus of up to forty percent (40%) of his then Base Salary. Such plan shall provide, with respect to the Executive, that beginning with the 1999 fiscal year the Executive shall receive the maximum bonus (i.e., 40% of Base Salary) if (i) he is employed hereunder as of the last day of the Company's fiscal year (or if the Executive's employment is terminated by the Company without cause during such fiscal year other than on account of the expiration of the term hereof, provided that the foregoing shall not be construed to give the Company a contractual right to so terminate the Executive's employment prior to the expiration of the term) and (ii) the Company achieves or exceeds a targeted level of earnings before interest and taxes (after accounting for all bonuses) ("EBIT") fixed in good faith by the Board at or before the beginning of such year. The foregoing determination shall be made after the end of each fiscal year during the term hereof and the bonus, if any, with respect to such fiscal year shall be paid within ninety (90) days following the end of such fiscal year. Notwithstanding the foregoing, if this Agreement shall expire prior to the end of the then-current fiscal year or the Executive's employment hereunder shall be terminated on account of his death or disability prior to the end of the then-current fiscal year, the Executive shall be entitled to receive a pro rata portion of the bonus, if any, he would have received based on the Company's EBIT for the full fiscal year had he been employed hereunder as of the last day of such



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         year (based on the fraction of the year that he was employed hereunder), determined and paid following the end of such fiscal year.

                  (c) VACATIONS. During the term hereof, the Executive shall be entitled to four weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation time shall not cumulate from year to year.

                  (d) OTHER BENEFITS. During the term hereof and subject to any contribution therefor generally required of employees of the Company, the Company shall provide to the Executive, for his participation, employee benefits of the same or substantially equivalent nature to those employee benefits available to the Executive while employed by the Predecessor Corporation (as defined in Section 7(a)) during the period July 1, 1997 through December 31, 1997, and Executive shall be entitled to participate in any and all other employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit (including without limitation bonus compensation and severance compensation) otherwise provided to the Executive. Provided that the Company does not delete (without substitution of a substantially equivalent plan), or prohibit the Executive's participation in, a plan of a type available to the Executive while employed by the Predecessor Corporation during the period July 1, 1997 through December 31, 1997, such participation shall be subject to (i) the terms of the applicable plan documents,
         (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan, and (Y) the Company may alter, modify, add to or delete any of the employee benefit plans maintained for its employees generally at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

                  (e) BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time. In addition to the foregoing (to the extent inconsistent therewith), the Company shall permit the Executive to continue to incur, and shall pay or reimburse, the expenses associated with the items described on Section 3.13(d) of the Company Disclosure Schedule attached to that certain Agreement and Plan of Merger among Provant, the Predecessor Corporation, the Executive and certain other persons (the "Merger Agreement"), including replacements thereof that are of a comparable nature and no more than comparable cost, and shall permit the Executive to incur, or shall pay on the Executive's behalf, expenses comparable to those described on such Schedule if the Predecessor Corporation


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         has not previously paid such expenses or the Executive has not previously incurred the same.

         5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

                  (a) DEATH. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary, prorated through the date of his death.

                  (b)      DISABILITY.

                           (i) The Company may terminate the Executive's
                  employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) days during any period of three hundred sixty-five (365) consecutive calendar days.

                          (ii) The Board may designate another employee to act
                  in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and his other benefits pursuant to Section 4(d), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan provided by the Company or until the end of the term of this Agreement, whichever shall first occur.

                         (iii) If any question shall arise as to whether, during
                  any period, the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature such that he is unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

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                  (c) BY THE COMPANY FOR CAUSE. The Company may terminate the
         Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable and good faith judgment, shall constitute Cause for termination: (i) conviction in a court of law of any felony (other than a felony arising out of the operation of a motor vehicle) or a plea of nolo contendere to such an offense, (ii) commission of any act involving theft, embezzlement, fraud, dishonesty or moral turpitude which act relates to or otherwise has an adverse effect (including through publicity) on the Company or its Affiliates, (iii) material breach of any of the material provisions of this Agreement (other than breaches of the nature described in clause (iv) below) or of any other material agreement between the Executive and the Company or any of its Affiliates, or (iv) repeated and consistent willful misconduct or dereliction of duty in the performance of his duties under this Agreement, or repeated and consistent failure to be present at work, which conduct or failure continues for more than thirty (30) days after notice given to the Executive, such notice to set forth in reasonable detail the nature of such conduct or failure. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall not have any further obligation or liability to the Executive, other than for Base Salary earned and unpaid, accrued vacation time and unreimbursed business expenses outstanding at the date of termination.

                  (d) SEVERANCE PAYMENTS UPON EXPIRATION. If the Executive shall cease to be employed by the Company (or any of its Affiliates) upon the expiration of this Agreement, the Executive shall be entitled, subject to the immediately following sentence, to receive as a severance benefit periodic payments in an amount equal to his Base Salary in effect at the date of such expiration divided by the number of payroll periods per year then applicable to executives of the Company (hereinafter, "Severance Payments"), for a period of six months from and after the date of such expiration. The Executive's rights to receive Severance Payments hereunder is conditioned upon (X) the Executive's prior execution and delivery to the Company of a general release of any and all claims and causes of action of the Executive against the Company, Provant and their respective officers, directors and Affiliates, excepting only (i) the right to any Base Salary and/or reimbursable expenses then accrued and unpaid under Section 4 of this Agreement, and (ii) the right to receive any Additional Shares to which the Executive then is entitled or may thereafter be entitled under that certain Agreement and Plan of Merger among Provant, the corporate predecessor of the Company, the Executive and certain other Persons, and (Y) the Executive's continued performance of those obligations hereunder that continue by their express terms after the termination of his employment, including without limitation those set forth in Sections 7 and 8. Any Severance Payments to be paid hereunder shall be payable in accordance with the payroll practices of the Company for its executive generally as in effect from time to time, and subject to all required withholding of taxes.


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        6. EFFECT OF TERMINATION. Upon termination of this Agreement, all obligations and provisions of this Agreement shall terminate except with respect to any accrued and unpaid monetary obligations and except for the provisions of
Section 7 through (and inclusive of) 23 hereof.

         7. COVENANT NOT TO COMPETE.

                  (a) Having due regard for the matters acknowledged in subsection (d) below, and provided only that the Company is not then in default on its payment obligations under this Agreement or on its obligations to provide the employee benefits referred to in subection 4(d) above, for a period of three (3) years from the Effective Date and thereafter for so long as the Executive remains employed by the Company under this Agreement, the Executive will not engage or become interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise in any way competitive with the business of the Company. In addition, during such period the Executive will not, directly or indirectly, whether on his behalf or on behalf of anyone else, (i) solicit or accept orders from any then-existing or past customer of the Company or any prospective customer of the Company with whom representatives of the Company have had personal contact, in either case for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company; (ii) induce or attempt to induce any such customer to reduce such customer's purchases from the Company;
         (iii) use for the benefit of the Executive or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (iv) solicit any of the Company's employees or consultants to leave the employ of the Company or hire anyone who was an employee of the Company or a consultant to the Company at any time within one year from the date the Executive's employment with the Company terminated. The foregoing restrictions shall not prevent the Executive from hiring or otherwise engaging any professional firm.

                  (b) Having due regard for the matters acknowledged in subsection (d) below, and provided only that the Company is not then in default on its payment obligations under this Agreement or on its obligations to provide the employee benefits referred to in subection 4(d) above, for the period from and after the third anniversary of the Effective Date through the fifth (5th) anniversary of the Effective Date (and solely if subsection 7(a) is inapplicable because the Executive is no longer employed by the Company under this Agreement), the Executive will not, directly or indirectly, whether on his behalf or on behalf of anyone else, (i) solicit or accept orders from any Active Customer (as defined below) for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company;


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         (ii) solicit or accept orders from any Active Prospect (as defined below) for a product or service that is substantially the same as, or that is competitive with, the product or service that is the subject of the Company's solicitation; (iii) induce or attempt to induce any customer of the Company to reduce such customer's purchases from the Company; (iv) use for the benefit of the Executive or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; (v) solicit any of the Company's employees or consultants to leave the employ of the Company or hire anyone who was an employee of the Company or a consultant to the Company at any time within one year from the date the Executive's employment with the Company terminated; or (vi) hire, become a partner or stockholder with, together become employees of any entity with, or otherwise go into business with any person who was a stockholder of Novations Group, Inc. (the "Predecessor Corporation") either as of the date of the Agreement and Plan of Merger between the Predecessor Corporation and the Company or as of immediately prior to the merger of the Predecessor Corporation and the Company, if such business is competitive with the business of the Company. As used herein, "Active Customer" means a person or entity that was a customer of the Company at the date of the cessation of the Executive's employment hereunder, or at any time during the one-year period immediately preceding the later of such dates, and "Active Prospect" means a prospective customer with whom representatives of the Company have had personal contact within the one year period immediately prior to the date of the cessation of the Executive's employment hereunder. For purposes of this subsection 7(b) only, in the case of customers or prospective customers having more than one operating division or similar business unit, the customer shall be deemed to consist only of the division that has engaged or that has been solicited by the Company (including all other divisions for which the first such division ordinarily controls decisions regarding engagement of outside advisors), and any other division with which the Company has had substantial contact in the course of such engagement or solicitation process. The foregoing restrictions shall not prevent the Executive from hiring or otherwise engaging any professional firm.

                  (c) Subsection 7(b) shall terminate immediately in the event that, prior to or during the effectiveness of such subsection, (i) more than 50% of the outstanding voting securities of Provant shall become owned by any single person or entity, other than a direct or indirect parent of Provant the equity of which is owned by the same or substantially the same persons, and in substantially the same proportions, as owned the equity of Provant as of immediately prior to such entity's direct or indirect acquisition of Provant; or (ii) more than 50% of the outstanding voting securities of the Company shall become owned by any entity other than (x) Provant, (y) a direct or indirect subsidiary of Provant, or (z) a direct or indirect parent of Provant the equity of which is owned by the same or substantially the same persons, and in


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         substantially the same proportions, as owned the equity of Provant as of immediately prior to such entity's direct or indirect acquisition of Provant.

                  (d) The Executive acknowledges that this Agreement is being entered into contemporaneously with, and in connection with, Provant's acquisition of the Predecessor Corporation, of which the Executive was a principal stockholder, and that the goodwill thereby acquired by Provant and the Company is of significant value. The Executive further acknowledges that the Company's and the Predecessor Corporation's business operations are and were of broad geographic scope, and that the Company's and the Predecessor Corporation's products are by their nature not subject to geographic boundaries, both of which factors cause such goodwill to extend without geographic limitation.

         8. CONFIDENTIAL AND PROPRIETARY INFORMATION.

                  (a) The Executive acknowledges that the Company will continually develop Confidential Information and Proprietary Information (each as defined below), that the Executive may develop Confidential Information and Proprietary Information for the Company, and that the Executive may learn of Confidential Information and Proprietary Information during the course of employment. The Executive agrees that, except as required for the proper performance of his duties for the Company, he will not, directly or indirectly, use or disclose any Confidential Information or Proprietary Information. Without limiting the foregoing, the Executive agrees that he may not, whether during or after the Term, utilize or disclose any Confidential Information or Proprietary Information in connection with any other business or employment, on his own behalf or on behalf of any other person, whether or not such activity is then otherwise permitted pursuant to Section 7. The Executive understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

                  (b) The Executive agrees that all Confidential Information and Proprietary Information which he creates or to which he has access as a result of his employment is and shall remain the sole and exclusive property of the Company. Except as required for the proper performance of his duties, the Executive will not copy any documents, tapes or other media containing Confidential Information or Proprietary Information ("Documents") or remove any Documents, or copies thereof, from Company premises. The Executive will return to the Company immediately after his employment terminates, and at such other times as may be specified by the Company, all Documents and copies thereof and all other property of the Company then in his possession or control.

         9. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement,

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including the restraints imposed upon him pursuant to Sections 7 and 8 hereof.
The Executive further agrees that all goodwill of the Company and its Affiliates is their exclusive property. The Executive further acknowledges and agrees that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage would be irreparable. The Executive therefore agrees that the Company or any of its Affiliates, as the case may be, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, provided the Company has made a prima facie showing of such a breach or threatened breach.

         10. INDEMNIFICATION. Subject to the second sentence of this Section 10, the Company agrees to indemnify Executive against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, together with counsel fees, in each case reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened during the term of this Agreement or thereafter, in each case to the extent incurred by reason of his serving or having served (a) as an executive officer or director of the Company, or (b) at its request as a director or executive officer of any organization in which the Company directly or indirectly owns shares or of which it is directly or indirectly a creditor, or (c) at its request in any capacity with respect to any employee benefit plan. Notwithstanding the immediately preceding sentence, the Company shall not indemnify the Executive if the Executive (i) did not act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that the Executive's conduct was unlawful. Provant shall purchase and maintain in force directors' and officers' liability insurance having policy limits and other terms reasonably determined by the Provant Board of Directors.

         11. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose or use any proprietary information of a third party without such party's consent.

         12. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

                  (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where


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         control may be by either management authority or equity interest , including without limitation Provant.

                  (b) "Company" means, for purposes of Sections 7, 8, 12(c) and 12(e) only, the Company or any of its Affiliates which are engaged in the same or similar businesses to the Company or any of the Company's current Affiliates; and means the corporation named in the preamble for purposes of all other Sections.

                  (c) "Confidential Information" means any and all information, including but not limited to inventions, discoveries, ideas, research, engineering methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments, that is not generally known by others and gives a commercial advantage to those who know it, developed by or known to the Executive prior to or during the term of this Agreement (or learned by the Executive after the term hereof from a source known to the Executive to be violating an obligation to the Company not to disclose the same) and relating in any material respect to the Company, including its businesses, products or services, including but not limited to information with respect to (i) products and services, technical data, methods and processes, (ii) marketing activities and strategic plans, (iii) costs and sources of supply, (iv) the identity and special needs of customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom the Company has or is actively seeking to have business relationships and those relationships themselves. Confidential Information does not include such information that (i) falls into the public domain through no breach of the Executive's obligations to the Company, (ii) was provided to the Executive by a third party not subject to any confidentiality obligations with respect thereto, or (iii) was independently authored by a third party.

                  (d) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

                  (e) "Proprietary Information" means any and all inventions, discoveries, methods, practices, processes, systems, formulae, designs, concepts, products, services, projects and literary creations, or any improvements and developments thereon, whether or not confidential, that (i) are not in the public domain, (ii) are not generally used by others in competition with the Company and (iii) have been developed, purchased or otherwise acquired by or on behalf of the Company (including its predecessors) or that are otherwise proprietary to the Company, determined as of the applicable time or, if earlier, as of the last day of the Executive's employment by the Company. In the case of information or materials that are otherwise Proprietary Information and that are developed, in whole or in part, by the Executive personally, Proprietary Information shall include only information and materials which relate to the scope of the Executive's employment hereunder.


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         13. WITHHOLDING. All payments made under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

         14. ASSIGNMENT. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person unless the Executive shall object in writing to such assignment within 60 days following the effective date thereof, in which event the Executive's sole remedy shall be to terminate this Agreement, which termination shall have the effect set forth in Section 6 hereof. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

       15. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       16. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

       17. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at Provant's principal place of business, to the attention of Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.

       18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including without limitation any agreements relating to employment between the Executive and any corporate predecessor of the Company, any such agreement being hereby terminated by the mutual agreement of the parties without liability to either party.

         19. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

         20. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         22. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Utah, without regard to the conflict of laws principles thereof.

         23. GUARANTY BY PROVANT. Provant hereby unconditionally and irrevocably guarantees all of the Company's obligations to the Executive provided in this Agreement. Provant's guaranty is of the full payment and performance of all of the Company's covenants, agreements, duties and obligations under this Agreement, and not a guaranty of collection. This is a continuing guaranty for all future amounts. Provant waives all rights of subrogation it may have against the Company until all amounts due or to become due hereunder have been paid to the Executive, and Provant waives all other defenses and remedies available to guarantors at law or in equity with respect to the guaranty hereby provided.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and by the Company and Provant, by their respective duly authorized representatives, as of the date first above written.

Executive:                                     NOVATIONS ACQUISITION CORP.



_______________________________                By:_____________________________
                                                  Name:
                                                  Title:


                                               PROVANT, INC.

                                               By:_____________________________
                                                  Name:
                                                 Title:


                                      -1-